UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT	06877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 9, 2012, John Pappas, a director and the vice chairman of The Chefs’ Warehouse, Inc. (the “Company”), entered into a Rule 10b5-1 Sales Plan (the “Trading Plan”) as part of his individual long-term asset diversification, estate and tax planning and liquidity strategies. The Trading Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time a plan is adopted to establish pre-arranged plans to buy or sell company stock.

Under the terms of the Trading Plan, an authorized third-party broker will sell up to 1,080,000 shares of common stock of the Company owned by Mr. Pappas beginning on March 16, 2012. Subject to certain exceptions, the Trading Plan will terminate upon the earlier of February 28, 2013 or the sale of the 1,080,000 shares subject to the Trading Plan. The maximum number of shares that may be sold under the Trading Plan in any single trading month is not expected to exceed 180,000 shares. All sales under the Trading Plan are subject to minimum price thresholds.

Any transactions under the Trading Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Alexandros Aldous
Title: General Counsel

Date: March 9, 2012